                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Experts," "Sum-mary Historical and Pro Forma Financial and Other Data," and "Selected Finan-cial and Operating Data" and the use of our report dated May 13, 1996 (except for Note 19, as to which the date is May 30, 1996) in the Registration State-ment on Form S-3 and related Prospectus of National Media Corporation for the registration of 2,300,000 shares of its common stock.

We also consent to the incorporation by reference therein of our report dated May 13, 1996 (except for Note 19, as to which the date is May 30, 1996) with respect to the financial statements and schedule of National Media Corporation for the years ended March 31, 1996, 1995, and 1994 included in the Annual Re-port (Form 10-K) for 1996 filed with the Securities and Exchange Commission.

                                      Ernst & Young LLP

Philadelphia, Pennsylvania
June 13, 1996